UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2021

Riot Blockchain, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-33675	84-1553387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

202 6th Street, Suite 401 Castle Rock, CO 80104
(Address of principal executive offices)

(303) 794-2000
(Registrant’s telephone number, including area code)

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RIOT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events.

On December 1, 2021, Riot Blockchain, Inc. (“Riot,” “us,” “we,” “our” or the “Company”) filed a prospectus supplement (the “Prospectus Supplement”) to its effective shelf registration on Form S-3, previously filed with the Securities and Exchange Commission on August 31, 2021 (File No. 333-259212) to register the resale of up to 645,248 shares of Riot’s common stock, no par value per share, (“Common Stock”) by the former owners of Ferrie Franzmann Industries, LLC (d/b/a ESS Metron) (“ESS Metron”). The shares of Common Stock were originally issued to the former owners of ESS Metron in connection with the Company’s acquisition of all of the issued and outstanding equity interests of ESS Metron on December 1, 2021.

This current report on Form 8-K is being filed solely for the purpose of filing the opinion of Lewis, Roca, Rothgerber, Christie, LLP relating to the validity of the shares of Common Stock registered pursuant to the Prospectus Supplement, which opinion is attached as Exhibit 5.1 hereto.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.
Exhibit Number	Description
5.1	Opinion of Lewis, Roca, Rothgerber, Christie, LLP
23.1	Consent of Lewis, Roca, Rothgerber, Christie, LLP (contained in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIOT BLOCKCHAIN, INC.

By:	/s/ Jeffrey McGonegal
Jeffrey McGonegal
Chief Financial Officer

Date: December 1, 2021